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                                                                Exhibit 4-b


                            SBC COMMUNICATIONS INC.

                             Officers' Certificate

                  Pursuant to Section 2.02(a) of the Indenture


A. Pursuant to Section 2.02(a) of the Indenture, dated as of November 1, 1994 (as supplemented from time to time, the "Indenture"), between SBC Communications Inc. (the "Company") and The Bank of New York, as Trustee (the "Trustee"), and pursuant to the resolutions of the Board of Directors of the Company adopted on November 18, 1994 (the "Resolutions"), attached hereto as Annex A, we the undersigned officers, do hereby determine and establish a Series (as that term is used in the Indenture) of the Securities (as that term is used in the Indenture) to be issued under the Indenture, which Series of Securities shall have the terms set forth below (unless otherwise defined, all capitalized terms shall have the meanings ascribed to them in the Indenture):

        1. The title of the Securities of the Series is "7 3/4% Exchangeable Notes Due March 15, 2001" (the "Notes").

        2. The limit upon the aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.08, 2.09, 2.12, 3.06 or 9.05 of the Indenture) is equal to 10,000,000 times $39.625 (the "Initial Price").

        3. The date on which the principal of each of the Notes is exchangeable ("Maturity") shall be the earlier of (a) March 15, 2001 or (b) maturity as a result of acceleration or otherwise. At Maturity, the Company is required to exchange the principal amount of the Notes into a number of American Depository Shares, each representing twenty Series L Shares, without par value ("L Shares"), of Telefonos de Mexico, S.A. de C.V. (such Company being referred to herein as "Telmex" and such American Depository Shares being referred to as "Telmex ADSs") at the Exchange Rate (as defined in and adjusted in accordance with the Form of Note attached as Annex B), or an equivalent amount of cash or securities as hereinafter provided.

        4. The Notes will bear interest at the annual rate of 7 3/4% (the "Interest Rate") of the principal amount per annum from the date of original issuance, or from the most recent Interest Payment Date (as defined


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        below) to which interest has been paid or duly provided for, until the principal amount thereof is paid or made available for payment, and on any overdue principal and (to the extent that payment of and interest shall be legally enforceable) on any overdue installment of interest at the Interest Rate. Interest on the Notes will be payable on March 15, June 15, September 15 and December 15, commencing June 15, 1997 (each, an "Interest Payment Date"), to the persons in whose names the Notes are registered at the close of business on the last day of the calendar month immediately preceding such Interest Payment Date (each a "Record Date"), provided that interest payable at Maturity shall be payable to the person to whom the principal is payable. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months. If an Interest Payment Date falls on a day that is not a Business Day (as defined in the Form of Note attached as Annex B), the interest payment to be made on such Interest Payment Date will be made on the next such succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment. Any due and payable interest on a Note not paid on an Interest Payment Date (or the next succeeding Business Day if the relevant Interest Payment Date falls on a day which is not a Business Day) will cease to be payable to the Holder of such Note on the preceding Record Date, and may either be paid to the person in whose name such Note (or the Note in exchange or substitution for which such Note was issued) is registered at the close of business on a special record date for the payment of such defaulted upon interest to be fixed by the Trustee, notice whereof shall be given to such Holder not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the securities are listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

5. The American Depositary Receipts ("ADRs") evidencing Telmex ADSs (or cash or securities) deliverable and interest payable at Maturity will be deliverable or payable, as the case may be, at the office or agency of the Company maintained for such purposes (the "Registrar"); provided, however, that payment of interest may be made at the option of the Company by check mailed to the persons in whose names the Notes are registered at the close of business on the last day of the calendar month immediately preceding the relevant Interest Payment Date. Initially such office will be the principal corporate trust office of the Trustee in New York City, which is located at 101 Barclay Street, Floor 21 West, New


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                York, New York 10286. The Notes will be transferrable at any time or from time to time at such office.

        6. Notes are not subject to redemption at the option of the Company.

        7. There is no obligation of the Company to redeem, repay or purchase the Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof.

        8. The authorized denominations of Notes are the Initial Price and any larger amount that is an integral multiple of the Initial Price.

        9.      In the event of an acceleration of principal pursuant to Section
                6.02 of the Indenture, the principal amount payable shall be the exchange of principal at such Maturity into a number of Telmex ADSs (or cash or securities as provided herein) at the Exchange Rate.

        10.     The Notes shall be issued only as Registered Securities.

        11. The Company is not required to pay any additional amounts on Notes held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted.

        12. Payment of the principal of the Notes, subject to the requirement to exchange as described in paragraph 3, and payment of interest on the Notes shall be in U.S. dollars.

        13. Amounts of principal to be exchanged and interest payable on the Notes will not be determined with reference to an index.

        14. The Company will exchange the Notes at Maturity as described in paragraph 3 and in accordance with the provisions of the Form of the Notes attached as Annex B.

        15. The Notes will be issuable in the form of one or more Global Securities registered in the name of a nominee of The Depository Trust Company, as Depository, or other depository selected by the Company.

        16. The Company and every Holder of a Note will be obligated (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as a forward purchase contract to purchase Telmex ADSs at Maturity (including as a


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                result of acceleration or otherwise), under the terms of which contract (a) at the time of issuance of the Notes the Holder deposits irrevocably with the Company a fixed amount of cash equal to the purchase price of the Notes to assure the fulfillment of the Holder's purchase obligation described in clause (c) below, which deposit will unconditionally and irrevocably be applied at Maturity to satisfy such obligation,
                (b) until Maturity the Company will be obligated to pay interest on such deposit at a rate equal to the stated rate of interest on the Notes as compensation to the Holder for the Company's use of such cash deposit during the term of the Notes, and (c) at Maturity such cash deposit unconditionally and irrevocably will be applied by the Company in full satisfaction of the Holder's obligation under the forward purchase contract, and the Company will deliver to the Holder the number of Telmex ADSs that the Holder in entitled to receive at that time pursuant to the terms of the Notes (subject to the Company's right to deliver cash in lieu of the Telmex ADSs). The other terms of the Notes shall be as set forth in the Form of the Notes attached hereto as Annex B.

        17. The Form of the Notes, which is hereby approved, is attached as Annex B.

        18.     The CUSIP number of the Notes shall be 783876G202.

B. Each of the undersigned has read the Indenture, including the provisions of Section 2.02 and the definitions relating thereto, and the Resolutions. In the opinion of each of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to





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whether or not all the conditions precedent provided in the Indenture relating to the establishment of the form and terms of a Series of Securities under the Indenture, designated as the Notes in this Officers' Certificate, have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with.


        IN WITNESS WHEREOF, the undersigned have hereunto executed this Officers' Certificate as of the 26th day of March, 1997.


                                        /s/ Donald E. Kiernan
                                        -------------------------------------
                                        Donald E. Kiernan
                                        Senior Vice President, Treasurer
                                        And Chief Financial Officer


                                        /s/ Robert W. Wohlert
                                        -------------------------------------
                                        Robert W. Wohlert
                                        Managing Director-Finance and
                                        Assistant Treasurer


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